UNITED STATES
SECURITIES AND EXCHANGE  COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)      March 27, 2006

                                                 HICKOK INCORPORATED
(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation)	0-147 (Commission File Number)	34-0288470 (IRS Employer Identification No.)

    10514 Dupont Avenue      Cleveland, Ohio                                                                                44108
    (Address of principal executive offices)                                                                             (Zip Code)

Registrant's telephone number, including area code         (216) 541-8060

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

The information provided in item 2.03 is incorporated herein by reference.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 27, 2006, Hickok Incorporated (the "Company") entered into a new credit arrangement (the "credit arrangement") with National City Bank (the "Lender"). The terms and conditions of the credit arrangement are set forth in a Commercial Note (the “Commercial Note” or “Note”), an Addendum to the Commercial Note (the “Note Addendum”), and a Borrowing Base Addendum to the Commercial Note (the “Borrowing Base Addendum” and, together with the Note and Note Addendum, the “credit arrangement documents”), all of which were executed by the Company and delivered to the Lender on March 27, 2006. The Note expires February 28, 2007 and provides for a revolving credit facility of $2,500,000 with interest generally equal to two and one half of one percent per annum plus one month LIBOR and is secured by the Company's investments, accounts receivable, inventory, equipment and general intangibles.

Each loan made under the credit arrangement will be due and payable in full on the expiration date of the Note.  Interest on each loan made under the credit arrangement is payable in arrears on May 1, 2006, and on the first day of each month thereafter, at maturity, and on demand thereafter.

The Note Addendum requires that the Company maintain an effective tangible net worth of not less than $8,000,000, effective as of September 30, 2006 and tested on an annual basis. The Note Addendum also requires the Company to maintain a pre-tax interest coverage ratio of not less than 3.00 to 1.00 as of the end of the fiscal period ending September 30, 2006.

The Borrowing Base Addendum generally allows for borrowing based on an amount equal to eighty five percent (85%) of eligible receivables, plus an amount equal to the lesser of either forty percent of eligible inventory or $1,000,000. The Note provides that upon the occurrence of certain events of default, the Lender may immediately terminate the credit arrangement, and the Company's obligations under the credit facility may be accelerated. Such events of default are set forth in the various credit arrangement documents and include, without limitation:  failure to comply with the terms, obligations, and covenants of the credit arrangement documents; the encumbrance of any property securing any debt to the Lender by mortgage, security interest or other lien unless consented to by the Lender; failure of the Company to maintain an effective tangible net worth and interest coverage ratio at certain specified levels; and other customary defaults.

A copy of the Note, Note Addendum and Borrowing Base Addendum are included as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K, and the above summary is qualified in its entirety by reference to those Exhibits.

Item 9.01    Financial Statements and Exhibits

            (d) Exhibits.

Exhibit Number	Description of Exhibit
10.1	Commercial Note, dated March 27, 2006, executed by Hickok Incorporated and delivered to National City Bank.

10.2	Addendum to Commercial Note, dated March 27, 2006, executed by Hickok Incorporated and delivered to National City Bank.

10.3	Borrowing Base Addendum to Commercial Note, dated March 27, 2006, executed by Hickok Incorporated and delivered to National City Bank.

SIGNATURES
            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HICKOK INCORPORATED

By:  /s/ Robert L. Bauman
Robert L. Bauman
   President and CEO

Date:    March 31, 2006

EXHIBIT  INDEX

Exhibit Number	Description of Exhibit
10.1	Commercial Note, dated March 27, 2006, executed by Hickok Incorporated and delivered to National City Bank.

10.2	Addendum to Commercial Note, dated March 27, 2006, executed by Hickok Incorporated and delivered to National City Bank.

10.3	Borrowing Base Addendum to Commercial Note, dated March 27, 2006, executed by Hickok Incorporated and delivered to National City Bank.